Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 9, 2018, EnviroStar, Inc., a Delaware Corporation (the "Company" or "EVI"), through its wholly-owned subsidiary AAdvantage Laundry Systems, Inc., a Delaware Corporation("AAdvantage"), acquired substantially all of the assets and assumed certain liabilities of Zuf Acquisitions I LLC, a Texas limited liability company ("Zuf"), and Sky-Rent, LP, a Texas limited partnership ("Sky-Rent"), for consideration consisting of (i) $8.5 million in cash (the "Cash Amount"), subject to working capital and other adjustments, and (ii) 348,360 shares of the Company's common stock, (the "AAdvantage Transaction"). The Company funded the Cash Amount through borrowings on its Line of Credit, as defined below.

On October 31, 2017, the Company, through its wholly-owned subsidiary, Tri-State Technical Services, Inc., a Delaware corporation, acquired substantially all the assets and assumed certain liabilities of Tri-State Technical Services, Inc., a Georgia corporation ("Tri-State"), for consideration consisting of (i) $8.25 million in cash and (ii) 338,115 shares of the Company's common stock, (the "Tri-State Transaction"). The Company funded the cash portion of the Tri-State Transaction through borrowings on the Term Loan and Line of Credit, as defined below.

On October 7, 2016, the Company entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Bank”). The Credit Agreement provides for a total aggregate commitment of the Bank of $20.0 million, consisting of a maximum $15 million revolving line of credit (the “Line of Credit”), and a $5.0 million term loan facility (the “Term Loan”). On June 23, 2017, the Company and its consolidated subsidiaries entered into a First Amendment and Ratification of Credit Agreement and Other Loan Documents (the “First Amendment”), which, among other things, added Martin-Ray Laundry Systems, Inc., a Delaware corporation (“MRLS”), as a co-guarantor under the Credit Agreement. On October 30, 2017, the Company and its consolidated subsidiaries entered into a Second Amendment and Ratification of Credit Agreement and Other Loan Documents (the “Second Amendment”), which, among other things, (i) added Tri-State Technical Services, Inc., as a co-guarantor under the Credit Agreement and (ii) increased the total aggregate commitment of the Bank under the Credit Agreement from $20.0 million to $22.2 million by increasing the maximum amount under the Term Loan from $5.0 million to $7.2 million. Interest accrues on the outstanding principal amount of the Line of Credit at an annual rate equal to Daily One Month LIBOR (as defined in the Credit Agreement) plus 2.25% and on the outstanding principal amount of the Term Loan at an annual rate equal to Daily One Month LIBOR plus 2.85%. The Credit Agreement has a term of five years and matures on October 10, 2021.

On October 10, 2016, the Company, through its wholly-owned subsidiary, Western State Design, Inc., a Delaware corporation, acquired substantially all the assets and assumed certain liabilities of Western State Design, LLC (formerly known as Western State Design, Inc.), a California limited liability company ("WSD") (the "WSD Transaction" and together with the Tri-State Transaction and the AAdvantage Transaction, collectively the "Transactions") for consideration consisting of (i) $18.0 million in cash and (ii) the issuance of 2,044,990 shares of the Company's common stock. The Company funded the cash portion of the WSD Transaction by (i) the sale of 1,290,323 shares of the Company's common stock to a company controlled by the Company's Chairman and Chief Executive Officer and (ii) through borrowings under the Credit Agreement.

The following unaudited pro forma condensed combined financial statements were derived by adjusting the historical financial statements of the Company to give effect to the Transactions and the related financing transactions. The unaudited pro forma condensed combined balance sheet presents the historical balance sheet of the Company as of September 30, 2017, which reflects the acquisition of WSD, adjusted for the Tri-State Transaction and the AAdvantage Transaction as if they occurred on September 30, 2017. The unaudited proforma condensed combined statement of operations for the quarter ended September 30, 2017 presents the historical statement of operations of the Company for the quarter ended September 30, 2017, which reflect the results of operations for WSD, adjusted for the Tri-State Transaction and the AAdvantage Transaction. The unaudited proforma condensed combined statement of operations for the fiscal year ended June 30, 2017 presents the historical statement of operations of the Company for the fiscal year ended June 30, 2017, which reflect the results of operations for WSD from October 10, 2016 through June 30, 2017 adjusted for the Transactions and related financings as if they had occurred on July 1, 2016.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company, which are included in the Annual Report on Form 10-K for the year ended June 30, 2017 filed with the Securities and Exchange Commission (the "SEC") on September 28, 2017, and the historical financial statements and accompanying notes of Tri-State which are included in Exhibit 99.2 to the Company's current report on Form 8-K/A filed with the SEC on November 8, 2017 and the historical financial statements and accompanying notes of AAdvantage which are included in Exhibit 99.2 to the Company's current report on Form 8-K filed with the SEC on February 12, 2018.

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma combined financial statements do not purport to represent what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated, nor do they purport to project the Company's future consolidated results of operations or consolidated financial position for any future period or as of any future date. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2017

(in thousands)

	EVI Historical	Tri-State Historical	AAdvantage Historical	Pro Forma Adjustments Tri-State	Pro Forma Adjustments AAdvantage	Notes for Tri-State	Notes for AAdvantage	Pro Forma Combined

Cash and cash equivalents	$414	$1,593	$1,629	$—	$—			$3,636
Accounts receivable, net	10,844	2,860	3,356	—	—			17,060
Inventories, net	9,231	2,471	2,917	—	—			14,619
Vendor deposits	874	—	—	—	—			874
Net investment in sales type leases, current portion	—	—	435	—	—			435
Other current assets	1,037	406	45	—	(5)		(aa)	1,483
Total current assets	22,400	7,330	8,382	—	(5)			38,107

Equipment and improvements, net	1,180	3,774	935	(3,012)	(339)	(a)	(aa)	2,538
Net investment in sales type leases, net	—	—	2,346	—	—			2,346
Intangible assets, net	7,036	—	—	5,100	6,508	(c)	(cc)	18,644
Goodwill	24,660	—	—	5,563	4,667	(d)	(dd)	34,890
Deferred income taxes, net	—	—	—	36	40	(f)	(ff)	76
Other assets	319	1,066	109	—	—			1,494
Total assets	$55,595	$12,170	$11,772	$7,687	$10,871			$98,095

Accounts payable and accrued expenses	$10,249	$1,876	$1,419	$90	$100	(f)	(ff)	$13,734
Accrued employee expenses	1,452	92	—	—	—			1,544
Customer deposits	4,989	847	335	—	—			6,171
Billings in excess of costs on uncompleted contracts	886	—	—	—	—			886
Line of credit	—	—	3,111	—	5,389		(bb) (aa)	8,500
				(1,049)		(a)
Current portion of long-term debt	714	1,049	49	486	(49)	(b)	(aa)	1,200
Total current liabilities	18,290	3,864	4,914	(473)	5,440			32,035

Related party note payable	—	—	150	—	(150)		(aa)	—
Long-term debt, net	4,161	—	132	7,492	(132)	(b)	(aa)	11,653
Total liabilities	22,451	3,864	5,196	7,019	5,158			43,688

				(8,306)	(6,576)	(a)	(aa)
				9,028	12,349	(e)	(ee)
Total shareholders' equity	33,144	8,306	6,576	(54)	(60)	(f)	(ff)	54,407
Total liabilities and shareholders' equity	$55,595	$12,170	$11,772	$7,687	$10,871			$98,095

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve months ended June 30, 2017

(in thousands, except per share data)

	EVI Historical	WSD Historical(1)	Tri-State Historical(2)	AAdvantage Historical	Pro Forma Adjustments TriState/WSD	Pro Forma Adjustments AAdvantage	Notes for Tri- State/WSD	Notes for AAdvantage	Pro Forma Combined

Revenues	$93,978	$16,637	$27,416	$27,440	$—	$—			$165,471
Cost of sales	73,639	12,991	18,366	18,509	—	—			123,505
Gross profit	20,339	3,646	9,050	8,931	—	—			41,966
					482	459	(g)	(g)
Selling, general and administrative expenses	14,989	2,698	6,398	7,365	(868)	(1,057)	(h)	(mm)	30,466
Operating income	5,350	948	2,652	1,566	386	598			11,500

Other income/expense	—	—	—	(34)	—	—			(34)
					370		(j)
					6	(143)	(i)	(ii)
Interest expense (income), net	160	2	(8)	129	4	263	(j)	(jj)	783
Income before provision for income taxes	5,190	946	2,660	1,471	6	478			10,751
Provision for income taxes	2,023	12	—	(944)	1,442	1,714	(k)	(kk)	4,247
Net income	$3,167	$934	$2,660	$2,415	$(1,436)	$(1,236)			$6,504

Earnings per share - basic	$0.31						(l)		$0.54

Earnings per share - diluted	$0.31						(l)		$0.54

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(1)Derived from unaudited internal records; represents the period from July 1, 2016 through October 9, 2016.

(2)Derived by taking the financial statements for the year ended December 31, 2016, subtracting the amounts for the six-months ended June 30, 2016 and adding the amounts for the six months ended June 30, 2017.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three months ended September 30, 2017

(in thousands, except per share data)

	EVI Historical	Tri-State Historical	AAdvantage Historical	Pro Forma Adjustments Tri-State	Pro Forma Adjustments AAdvantage	Notes for Tri-State	Notes for AAdvantage	Pro Forma Combined

Revenues	$26,273	$6,798	$7,997	$—				$41,068
Cost of sales	20,124	4,475	5,824	—				30,423
Gross profit	6,149	2,323	2,173	—	—			10,645

Selling, general and administrative expenses	5,166	1,621	1,705	90	115	(gg)	(gg)	8,697
Operating income	983	702	468	(90)	(115)			1,948

				—
				(8)	(36)	(i)	(ii)
Interest expense (income), net	66	—	29	76	74	(j)	(jj)	201
Income before provision for income taxes	917	702	439	(158)	(153)			1,747
Provision for income taxes	354	—	21	223	92	(k)	(kk)	690
Net income	$563	$702	$418	$(381)	$(245)			$1,057

Earnings per share - basic	$0.05					(l)		$0.09

Earnings per share - diluted	$0.05					(l)		$0.08

See Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to unaudited pro forma condensed combined financial statements

Note 1 – Basis of Presentation

The historical consolidated financial statements of EnviroStar, Inc. have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions and related financings, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the Transactions and related financings.

The Tri-State and AAdvantage transactions will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations ("ASC 805"). As the acquirer for accounting purposes, the Company will recognize the assets acquired and liabilities assumed at fair value. However, as of February 12, 2018, the Company has not completed the valuation studies necessary to estimate the fair values of the assets acquired or the liabilities assumed by the Company to reflect the allocation of purchase price to the fair value of such amounts. The excess of consideration transferred over the net assets acquired has been allocated on a preliminary basis to intangible assets (trade names, customer relationships and non-compete agreements) and goodwill. A final determination of these fair values will be based on actual tangible and intangible assets and liabilities that existed as of the acquisition date once the valuation studies have been completed.

The WSD Transaction was accounted for under the acquisition method of accounting in accordance with ASC 805 as of the acquisition date of October 10, 2016.

The actual allocation of consideration transferred in the Tri-State Transaction and AAdvantage Transaction may differ from the allocation assumed in these unaudited pro forma condensed combined financial statements. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

Note 2 – Acquisition and preliminary purchase price allocation

On October 31, 2017, the Company completed the Tri-State Transaction. The purchase price for the acquisition is $17.3 million consisting of (i) $8.25 million in cash, including $2.1 million deposited in an escrow account for no less than 24 months after the date of the closing of the Tri-State Transaction subject to working capital and other adjustments, and (ii) $9.0 million consisting of 338,115 shares of the Company's common stock, valued at $26.70 per share, which was the closing price of the stock on October 31, 2017.

On February 9, 2018, the Company completed the AAdvantage Transaction. The purchase price for the acquisition is $20.8 million consisting of (i) $8.5 million in cash, including $1.5 million deposited in an escrow account for no less than 18 months after the date of the closing of the AAdvantage Transaction subject to working capital and other adjustments, and (ii) 348,360 shares of the Company's common stock, valued at $35.45 per share, which was the closing price of the stock on February 9, 2018.

In October 2016, the Company entered into the Credit Agreement, which was amended by the First Amendment in June 2017 and the Second Amendment in October 2017. The cash portion of the purchase price in the Tri-State Transaction was funded through proceeds from borrowings under the Credit Agreement, consisting of $2.8 million of Term Loan borrowings and $5.4 million of borrowings under the Line of Credit. The cash portion of the purchase price in the AAdvantage Transaction was funded through borrowings under the Credit Agreement consisting of $8.5 million of borrowings under the Line of Credit. Interest accrues on the outstanding principal amount of the Line of Credit at an annual rate equal to Daily One Month LIBOR (as defined in the Credit Agreement) plus 2.25% and on outstanding principal amounts of the Term Loan at an annual rate equal to Daily One Month LIBOR plus 2.85%. Principal repayments for the Term Loan will be $100,000 per month, with the balance due at maturity. The Credit Agreement matures on October 10, 2021.

Notes to unaudited pro forma condensed combined financial statements

The following table summarizes the preliminary purchase price and allocation of the purchase price to assets acquired and liabilities assumed in the Tri-State Transaction and AAdvantage Transaction as of September 30, 2017 (in thousands, except share data):

	Tri-State Transaction	AAdvantage Transaction

Cash consideration	$8,250	$8,500
Shares consideration:
Number of shares	338,115	348,360
Price per share	$26.70	$35.45
Total share consideration	9,028	12,349

Total purchase price	$17,278	$20,849

Cash	2,215	1,629
Accounts Receivable	3,071	3,356
Inventory	2,924	2,917
Other current assets	426	475
Equipment and improvements	762	596
Intangible assets	5,100	6,508
Net investment in sales type leases, noncurrent	—	2,346
Other assets	1,170	109
Total identifiable assets	15,668	17,936

Accounts payable and accrued expenses	2,263	1,419
Accrued employee expenses	310	—
Customer deposits	1,380	335
Total liabilities assumed	3,953	1,754

Goodwill	$5,563	$4,667

Note 3 – Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations:

(a)	Reflects adjustments to the balance sheet to eliminate Tri-State assets and liabilities excluded from the purchase.
(aa)	Reflects adjustments to the balance sheet to eliminate AAdvantage assets and liabilities excluded from the purchase.
(b)	Reflects proceeds from Term Loan and Line of Credit borrowings of $8.25 million to finance the Tri-State Transaction, as described in Note 2.
(bb)	Reflects Line of Credit borrowings of $8.5 million to finance the AAdvantage Transaction, as described in Note 2.

Notes to unaudited pro forma condensed combined financial statements

(c)	Reflects the recognition of intangible assets acquired by the Company at their estimated fair values for the Tri-State Transaction. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names, customer relationships and non-compete agreements. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. The finalization of the valuation of the intangibles is in the process of being finalized and the allocation below reflects available information as of February 12, 2018.
(cc)	Reflects the recognition of intangible assets acquired by the Company at their estimated fair values for the AAdvantage Transaction. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names, customer relationships and non-compete agreements. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. Since all information required to perform a detailed valuation analysis of AAdvantage's intangible assets could not be obtained as of February 12, 2018, for purposes of these unaudited pro forma condensed combined financial statements, the Company allocated a portion of the AAdvantage purchase price to the AAdvantage identifiable intangible assets in ratios equal to the portion of the Tri-State purchase price allocated to identifiable intangible assets in the application of the acquisition method of accounting to the Tri-State Transaction.

The following table summarizes the estimated fair values of Tri-State’s and AAdvantage’s identifiable intangible assets (dollars in thousands):

	Estimated Fair Value Tri-State	Estimated Fair Value AAdvantage

Trade Name	$1,500	$1,914
Customer Relationships	$3,600	$4,594
Covenant not to Compete	$—	$—
Pro forma adjustment to intangible assets	$5,100	$6,508

(d)	Reflects preliminary estimate of goodwill arising from the Tri-State Transaction, which represents the excess of the purchase price over the fair value of Tri-State's identifiable assets acquired and liabilities assumed as shown in Note 2.

(dd)	Reflects preliminary estimate of goodwill arising from the AAdvantage Transaction, which represents the excess of the purchase price over the fair value of AAdvantage's identifiable assets acquired and liabilities assumed as shown in Note 2.

(e)	Reflects share consideration of 338,115 shares of the Company's common stock valued at $9.0 million to partially finance the Tri-State Transaction as described in Note 2.

(ee)	Reflects share consideration of 348,360 shares of the Company's common stock valued at $12.3 million to partially finance the AAdvantage Transaction as described in Note 2.

(f)	Reflects accruals for transaction costs of approximately $90,000, and a related deferred tax asset of $36,000 for the Tri-State Transaction.

(ff)	Reflects accruals for transaction costs of approximately $100,000, and a related deferred tax asset of $40,000 for the AAdvantage Transaction.

Notes to unaudited pro forma condensed combined financial statements

(g)	Represents intangible asset amortization on (i) the estimated fair values of Tri-State's and AAdvantage's identifiable intangible assets as described in (c) above for the year ended June 30, 2017 and (ii) the identifiable intangible assets recorded in the WSD Transaction for the period of July 1, 2016 to October 9, 2016 as reflected in the unaudited pro forma statement of operations for the fiscal year ended June 30, 2017, as summarized in the following table (dollars in thousands):

		AAdvantage Acquisition		Tri-State Acquisition		WSD Acquisition
	Estimated		Year Ended		Year Ended		July 1, 2016 to
	Useful	Estimated	June 30, 2017	Estimated	June 30, 2017	Estimated	October 9, 2016
	Life in Years	Fair Value	Amortization	Fair Value	Amortization	Fair Value	Amortization

Trade Name	Indefinite	1,914	—	1,500	—	2,400	—
Customer Relationships	10	4,594	459	3,600	360	3,600	100
Convenant not to Compete	5	—	—	—	—	400	22

(gg)	Represents intangible asset amortization on (i) the estimated fair values of Tri-State's and AAdvantage's identifiable intangible assets as described in (c) above as reflected in the unaudited pro forma statement of operations for the quarter ended September 30, 2017, as summarized in the following table (dollars in thousands):

		AAdvantage Acquisition		Tri-State Acquisition
	Estimated		Quarter Ended		Quarter Ended
	Useful	Estimated	September 30, 2017	Estimated	September 30, 2017
	Life in Years	Fair Value	Amortization	Fair Value	Amortization

Trade Name	Indefinite	1,914	—	1,500	—
Customer Relationships	10	4,594	115	3,600	90
Convenant not to Compete	0	—	—	—	—

(h)	Reflects elimination of historical transaction costs for the Company and Tri-State for the 12 months ended June 30, 2017 and for WSD for the period of July 1, 2016 to October 9, 2016.

(i)	Reflects elimination of historical interest expense, net, for Tri-State for the 12 months ended June 30, 2017 and for WSD for the period of July 1, 2016 to October 9, 2016 in the statement of operations for the fiscal year ended June 30, 2017. Reflects elimination of historical interest expense, net, for Tri-State for the 3 months ended September 30, 2017 in the statement of operations for the quarter ended September 30, 2017.

(ii)	Reflects elimination of historical interest expense, net, for AAdvantage for the 12 months ended June 30, 2017 in the statement of operations for the fiscal year ended June 30, 2017. Reflects elimination of historical interest for AAdvantage for the 3 months ended September 30, 2017 in the statement of operations for the quarter ended September 30, 2017.

Notes to unaudited pro forma condensed combined financial statements

(j)	Represents the increase to interest expense resulting from interest on the Term Loan and Line of Credit to finance the WSD Transaction and the Tri-State Transaction for the year ended June 30, 2017 and quarter ended September 30, 2017, as follows (dollars in thousands):

	Loan Balance	Avg. Interest Rate(1)	Interest Expense Adjustment for the year ended June 30, 2017	Avg. Interest Rate(2)	Interest Expense Adjustment for the quarter ended September 30, 2017

Term Loan - WSD Transaction (101 days)	$5,000	3.35%	$46		$—
Line of Credit - WSD Transaction (101 days)	$7,583	2.75%	$58		$—
Term Loan - Tri-State Transaction	$2,827	3.62%	$102	4.08%	$29
Line of Credit - Tri-State Transaction	$5,423	3.02%	$164	3.48%	$47
Pro forma adjustment to interest expense			$370		$76

(1)	Avg. interest rate for the WSD Transaction was determined by adding LIBOR as of July 1, 2016 (0.46755%) and September 30, 2016 (0.5311%) to the margins on Term Loan and Line of Credit described in Note 2 and taking an average of the rate applicable to the Term Loan and Line of Credit borrowings used to finance a portion of the WSD Transaction. Average interest rate for the Tri-State Transaction was determined by adding LIBOR as of July 1, 2016 (0.46755%) and June 1, 2017 (1.07589%) to the margins on the Term Loan and Line of Credit described in Note 2 and taking an average of the rate applicable to the Term Loan and Line of Credit borrowings used to finance a portion of the Tri-State Transaction. The pro forma adjustment for amortization of deferred financing costs for the year ended June 30, 2017 was $4,000.
(2)	Avg. interest rate for the Tri-State Transaction for the quarter ended September 30, 2017 was determined by adding LIBOR as of July 1, 2017 (1.228%) and October 1, 2017 (1.2385%) to the margins on the Term Loan and Line of Credit described in Note 2 and taking an average of the rate applicable to the Term Loan and Line of Credit borrowings used to finance a portion of the Tri-State Transaction.

(jj)	Represents the increase to interest expense resulting from interest on the Line of Credit to finance the AAdvantage Transaction for the year ended June 30, 2017 and quarter ended September 30, 2017, as follows (dollars in thousands):

	Loan Balance	Avg. Interest Rate(1)	Interest Expense Adjustment for the year ended June 30, 2017	Avg. Interest Rate(2)	Interest Expense Adjustment for the quarter ended September 30, 2017

Line of Credit - AAdvantage Transaction	$8,500	3.10%	$263	3.48%	$74

(1)	Avg. interest rate for the AAdvantage Transaction was determined by adding LIBOR as of July 1, 2016 (0.46755%) and July 1, 2017 (1.228%) to the margins on the Line of Credit described in Note 2 and taking an average of the rate.
(2)	Avg. interest rate for the AAdvantage Transaction for the quarter ended September 30, 2017 was determined by adding LIBOR as of July 1, 2017 (1.228%) and October 1, 2017 (1.2385%) to the margins on the Line of Credit described in Note 2 and taking an average of the rate.

Notes to unaudited pro forma condensed combined financial statements

(k)	Reflects the income tax effect of treating WSD and Tri-State as taxable entities and the related tax effect of the pro forma adjustments based on an estimated combined blended statutory rate of 39.5%, for federal and state income taxes as follows (in thousands):

	Year ended	Quarter ended
	June 30, 2017	September 30, 2017
Pro forma income before income tax provision	8,802	1,461
Estimated effective tax rate	39.5%	39.5%
Pro form income tax provision	3,477	577
Combined income tax provision	2,035	354
Pro forma adjustment to income tax provision	1,442	223

(kk)	Reflects the income tax effect of treating AAdvantage as a taxable entity and the related tax effect of the pro forma adjustments based on an estimated combined blended statutory rate of 39.5%, for federal and state income taxes as follows (in thousands):

	Year ended	Quarter ended
	June 30, 2017	September 30, 2017
Pro forma income before income tax provision	1,949	286
Estimated effective tax rate	39.5%	39.5%
Pro form income tax provision	770	113
Combined income tax provision	(944)	21
Pro forma adjustment to income tax provision	1,714	92

Notes to unaudited pro forma condensed combined financial statements

(l)	Reflects pro forma earnings per share, calculated using the two-class method, giving effect to pro forma adjustments for the WSD Transaction, the Tri-State Transaction and the AAdvantage Transaction for the year ended June 30, 2017 and the quarter ended September 30, 2017. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for common stock and any participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Pro forma basic and diluted earnings per share is calculated as follows (in thousands except per share amounts):

	Year Ended	Quarter Ended
	June 30, 2017	September 30, 2017
Pro forma net income	$6,504	$1,057
Less: undistributed income allocated to non-vested restricted common stock	480	78
Pro forma net income allocated to EnviroStar, Inc. shareholders	$6,024	$979

Weighted average shares outstanding - basic	9,449	10,468
Adjustment for common shares issue in connection with WSD Transaction (a)	923
Adjustment for common shares issued in Tri-State Transaction	338	338
Adjustment for common shares issued in AAdvantage Transaction	348	348
Pro form weighted average shares outstanding - basic	11,058	11,154

Pro forma weighted average shares outstanding - basic	11,058	11,154
Dilutive common share equivalents	88	381
Pro forma weighted average shares outstanding - diluted	11,146	11,535

Pro forma earnings per share - basic	$0.54	$0.09
Pro forma earnings per share - diluted	$0.54	$0.08

(a) Shares issued in WSD Transactions	2,045
Shares issued in private placement transaction to partially fund WSD Transaction	1,290
Total shares issued in connection with WSD Transaction	3,335
Pro forma period before WSD Transaction (101 days)	0.277
Adjustment for common shares issued in WSD Transaction	923

(mm)	Reflects the elimination of the captive insurance premiums recorded for AAdvantage for the year ended June 30, 2017 as described in the audited financial statements attached to this Form 8-K/A as Exhibit 99.2.